SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

FILED BY THE REGISTRANT    ☒

FILED BY A PARTY OTHER THAN THE REGISTRANT    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

IOMEGA CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

IOMEGA CORPORATION

(NAME OF PERSON(S) FILING PROXY STATEMENT)

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IOMEGA CORPORATION

10955 Vista Sorrento Parkway

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 23, 2007

To the Stockholders of Iomega Corporation:

The 2007 Annual Meeting of Stockholders of Iomega Corporation will be held on Wednesday, May 23, 2007, at the offices of the Company at 10955 Vista Sorrento Parkway, San Diego, California. The meeting will begin at 8:30 a.m., local time. At the meeting, stockholders will act on the following matters:

1.	To elect eight directors for a term of one year;

2.	To approve the 2007 Stock Incentive Plan;

3.	To ratify the selection of the Company’s independent accountants for the fiscal year 2007; and

4.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

Your vote is important regardless of the number of shares that you own. Kindly sign, date and return the enclosed proxy card, or follow the instructions provided for voting by phone or via the Internet, if applicable.

By order of the Board of Directors,

Ron S. Zollman, Secretary

April 16, 2007

San Diego, California

In addition to our Proxy Statement and Annual Report mailing, there are other avenues for communication open to you throughout the year, including our Internet home page (www.iomega.com) and our Investor Information Line (1-801-332-3585).

PROXY STATEMENT—2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement contains information about the 2007 Annual Meeting of Stockholders of Iomega Corporation (the “Annual Meeting”). The meeting is scheduled to be held on Wednesday, May 23, 2007, at 8:30 a.m., local time, at the offices of the Company at 10955 Vista Sorrento Parkway, San Diego, CA 92130.

This Proxy Statement is furnished in connection with the solicitation of proxies by Iomega’s Board of Directors. Our 2006 Annual Report on Form 10-K was first mailed to stockholders, along with the proxy materials, on or about April 16, 2007.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters specified in the notice of meeting accompanying this Proxy Statement. In addition, management will respond to questions from stockholders.

Who can vote?

In order to vote, you must have been a stockholder of record at the close of business on March 26, 2007 (which is referred to as the “record date”). If your shares are owned of record in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee.

On the record date, there were 54,732,820 shares of Iomega’s common stock issued, outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon.

How do I vote?

Votes may be cast by the following methods:

Voting by Proxy Card. If you are the stockholder of record, you may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on any of the matters described in this Proxy Statement, your proxy will be voted “FOR” that matter. If your shares are registered in the name of a broker or other nominee, you must follow the voting instructions provided by your nominee.

Voting by Phone or the Internet. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions.

Voting in Person. If you attend the meeting, you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the meeting. Attendance at the meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the meeting. If your shares are registered in the name of a broker or other nominee, you will need to obtain a legal proxy from your nominee and present it with your ballot in order to be able to vote the shares you beneficially own.

Can I change my vote?

You may change your vote, whether it was given by proxy card, phone or the Internet, by:

•	delivering a written revocation to the Secretary of Iomega;

•	submitting a subsequently dated proxy, including by phone or the Internet (if your nominee so provides); or

•	voting in person at the meeting.

The last vote you submit chronologically (by any means) prior to the closing of the polls at the meeting will supersede your prior vote(s).

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued and outstanding on the record date and entitled to vote.

Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each item? How will votes be counted?

Election of Directors. The nominees receiving the highest number of votes, whether or not a majority of the total number of votes cast, will be elected. Votes withheld from a particular nominee and shares that are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote on a particular matter (“broker non-votes”) will have no effect on the election of directors.

Approval of 2007 Stock Incentive Plan. Approval of this proposal requires that: (1) a majority of the common stock issued, outstanding and entitled to vote at the Annual Meeting must actually vote on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

Ratification of Selection of Independent Accountants. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required to ratify the selection of independent accountants for 2007. Shares that abstain and broker non-votes will have no effect on the outcome of this item.

How do I vote my 401(k) Plan shares?

If you hold Iomega stock in the Iomega Retirement and Investment Savings Plan (“IRIS”), your proxy card will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the IRIS administrator. You will be entitled to vote the number of shares of Iomega common stock held in your account as of the record date. The proxy card should be voted, signed and returned to American Stock Transfer and Trust Company (“Amstock”), Iomega’s Transfer Agent and Registrar, in the envelope provided. Amstock will notify Fidelity as to how you directed your IRIS shares to be voted. Fidelity will then vote your IRIS shares as you have instructed. Your voting instructions must be received by Amstock by 5:00 p.m., Eastern Time, on May 21, 2007. If you do not return voting instructions, or if you have not marked your proxy card to indicate your vote, Fidelity will vote your IRIS shares on each matter in the same proportion as those shares for which voting instructions have been received from other IRIS participants.

Are there other matters to be voted on at the meeting?

The Board of Directors does not know of any other matters that may come before the meeting. Under Iomega’s Bylaws, the deadline for stockholders to notify Iomega of any proposals or Director nominations to be presented for action at the Annual Meeting has passed.

ITEM ONE—ELECTION OF DIRECTORS

There are eight nominees for election to the Board of Directors recommended by the Board. The persons named in the enclosed proxy will vote to elect the nominees named below as Directors unless you withhold authority to vote for the election of one or more of the nominees by marking the proxy to that effect. Each of the nominees has indicated his or her willingness to serve, if elected. However, should any of the nominees be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

The Board recommends a vote FOR the election of each of the following nominees.

Robert P. Berkowitz (Age 71) —Director since 1983

Since 1992, Mr. Berkowitz has been a private investor. Prior to 1992, he held senior level management positions with various computer hardware and software companies.

Mr. Berkowitz currently serves as a Board member for the New England Aftercare Ministries in Framingham, Massachusetts.

Reynolds C. Bish (Age 54)—Director since May 2006

Mr. Bish is currently a private consultant. From January 2006 until August 2006, he was the President and General Manager of EMC Captiva, a leading provider of input management solutions that operated as a standalone business within the EMC Software Group, and a Vice President of the EMC Software Group. Prior to EMC’s acquisition of Captiva at the end of 2005, he was President and CEO, as well as a member of the Board of Directors, of Captiva, a public company that he co-founded in 1989.

Mr. Bish is a Director and the Chairman of the Audit Committee of I-Many, Inc., and serves on the Board of a private company.

Bruce B. Darling (Age 54)—Director since 2004

Mr. Darling was appointed Executive Vice President, University Affairs for the University of California in July 2006. Mr. Darling is responsible for the University’s external relations programs as well as for integrating internal and external administrative, planning and policy activities across all areas of the University. As part of his duties, Mr. Darling is one of the University’s three representatives on the Board of the Los Alamos National Security, LLC and the Board of Lawrence Livermore National Security, LLC. In March 2006, he was given the added responsibility, on an interim basis, for administration of the University’s $56 billion pension program, University compensation, collective bargaining and labor relations, human resources and benefits, and the internal audit program. Previously, he was a Senior Vice President, University Affairs beginning in 2002. In 2003, he served for ten months as Interim Vice President, Laboratory Management, where he was responsible for the University’s management oversight of three national laboratories for the U.S. Department of Energy and National Nuclear Security Administration. From 2000 to 2002, he served as Senior Vice President, University and External Relations.

Mr. Darling has held various positions within the University of California system since 1980, and he currently serves on boards and committees of several non-profit organizations.

Stephen N. David (Age 58)—Director since 2002

Mr. David is an independent consultant focused on providing strategic planning services to a variety of clients in the consumer products industry. He retired from Procter & Gamble, a multi-national manufacturer of family, personal and household care products, in January 2005, following a career that spanned more than thirty-four years. From July 2000 until his retirement, he held the position of Chief Information Officer and Business-to-Business Officer. He briefly acted as Interim President and Chief Executive Officer of Iomega in February 2006 when a search was made for a new CEO.

Mr. David is a member of the Board of other private companies and organizations.

Margaret L. Hardin (Age 34)—Director since 2004

Ms. Hardin is the Chief Operating Officer, Executive Vice President and Chief Financial Officer of Munchkin, Inc., a designer, developer, manufacturer and distributor of baby and toddler care products. In addition to her responsibilities in the financial area, she oversees and manages the daily operations of the business, including vendor management, supply chain performance, and distribution facilities. She also has oversight of the Human Resources and Information Technology groups. Ms. Hardin commenced her employment with Munchkin, Inc. in April 2000. Previously, she was employed by Procter & Gamble in the capacity of Global Oral Care Finance Manager from 1996 to 2000.

Jonathan S. Huberman (Age 41)—Director since 2004

Mr. Huberman was appointed Vice Chairman and Chief Executive Officer of Iomega in February 2006. Prior to accepting this position, he was managing director of aAd Capital Management, LP which he co-founded in January 2005. aAd Capital is a long/short equity hedge fund that invests primarily in small and mid-cap U.S. public equities. From 1997 through September 2004, Mr. Huberman was a general partner at Idanta Partners, Ltd., a private venture capital partnership investing in public and private enterprises. Mr. Huberman also served as a Director of Iomega from November 1999 to May 2004.

Daniel R. Maurer (Age 50)—Director since March 2006

Mr. Maurer joined Intuit Inc., a leading provider of business, financial management, and tax solutions for small businesses, consumers, and accountants, in January 2006. He is Vice President, Marketing, and in this capacity, he is responsible for marketing the TurboTax brand of products. From October 2002 to December 2005, he was employed by Campbell Soup Company, a global manufacturer and marketer of high-quality, branded convenience food products, where he served as Vice President, Strategy, Campbell USA. From January 2001 to May 2002, he was Chairman and Chief Executive Officer of Emmperative Inc., a private company that develops marketing software for enterprises. Prior to May 2002, he spent over 20 years in various capacities at Procter & Gamble, including strategic business development, management of international operations and marketing.

John E. Nolan (Age 79)—Director since 2001

Mr. Nolan is a partner in the Washington D.C. law firm of Steptoe & Johnson, and a mediator and arbitrator of major business disputes. He has been with his firm since 1956, and has appeared before the Supreme Court to argue cases ranging from constitutional issues of absolute presidential immunity to questions of punitive damages and preemption under the Federal pension statute, ERISA.

Mr. Nolan is on the CPR Panel of Distinguished Neutrals and serves as a mediator for the U.S. Court of Appeals for the D.C. Circuit.

STOCK OWNERSHIP INFORMATION

Ownership by Management, Directors and Principal Stockholders

The following table contains information regarding beneficial ownership of Iomega’s common stock on March 26, 2007, by each director or nominee, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and the holders of more than five percent of Iomega’s outstanding common stock known to Iomega. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 26, 2007, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Information for holders of more than five percent of Iomega’s common stock is based on their most recent Schedule 13G filed with the SEC. Except as otherwise indicated in the table below, addresses of the named beneficial owners are in care of Iomega Corporation, 10955 Vista Sorrento Parkway, San Diego, California 92130.

Beneficial Owner	Amount and nature of beneficial ownership excluding options	Shares acquirable within 60 days	Percent ownership
Dimensional Fund Advisors Inc. (1) 1299 Ocean Avenue Santa Monica, CA 90401	4,486,111	—	8.2%
Bryant R. Riley (2) 11100 Santa Monica Blvd., #800 Los Angeles, CA 90025	3,744,281	—	6.8%
033 Asset Management, LLC (3) 125 High Street, #1405 Boston, MA 02110	3,503,630	—	6.4%
Lloyd I. Miller, III (4) 4550 Gordon Drive Naples, FL 34102	3,438,650	—	6.3%
Robert P. Berkowitz	27,380	21,855	*
Reynolds C. Bish	20,000	12,500
Bruce B. Darling	—	12,250	*
Stephen N. David (5)	15,000	46,250	*
Margaret L. Hardin	—	12,250	*
Daniel R. Maurer	—	5,000	*
John E. Nolan (6)	50,000	16,250	*
Jonathan S. Huberman	30,000	159,000	*
Thomas D. Kampfer	6,000	142,500	*
Preston S. Romm	17,850	43,750	*
Werner T. Heid (7)	—	—	*
Anna Aguirre (8)	—	—	*
Ulrike Tegtmeier (9)	—	—	*
All Directors and Executive Officers as a group (10 persons) as of March 26, 2007 (10)	166,230	471,605	*

*	Less than 1%

(1)	Based on information set forth in Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2007, the beneficial owner reported that it has sole voting power and sole dispositive power over all shares indicated.

(2)

Based on information set forth in Amendment No. 2 to Schedule 13G filed with the SEC on January 17, 2007, Bryant R. Riley reported that as a member of a group, he had sole voting power and sole dispositive power over all shares indicated, but disclaims beneficial ownership of 10,000 shares owned in custodial accounts by Mr. Riley’s children and for whose accounts he serves as custodian. Riley Investment Management LLC has shared voting and dispositive power over 760,119 shares owned by investment advisory clients and to which Mr. Riley disclaims beneficial ownership. This includes 8,700 shares owned by Mr. Riley’s spouse and to which he may be deemed to have beneficial ownership.

(3)	Based on information set forth in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2007, the beneficial owner reported that it has sole voting power and sole dispositive power over all shares indicated.

(4)	Based on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2007, the beneficial owner reported that he has sole voting power and sole dispositive power over 2,160,550 shares as the manager of a limited liability company that is the general partner of a certain limited partnership and as trustee to certain grantor retained annuity trusts and certain generation skipping trusts. He also has shared voting power and shared dispositive power with respect to 1,278,100 shares of the amount reported as an investment advisor to the trustee of a certain family trust and as trustee of a certain generation skipping trust.

(5)	Mr. David holds his shares in a brokerage account which may be subject to the standard margin provisions included in the account application.

(6)	Mr. Nolan holds his shares in a brokerage account which may be subject to the standard margin provisions included in the account application.

(7)	Mr. Heid’s employment ended in February 2006.

(8)	Ms. Aguirre’s employment ended in June 2006.

(9)	Ms. Tegtmeier’s employment ended in June 2006

(10)	Mr. Heid, Ms. Aguirre, and Ms. Tegtmeier are not included as part of the group.

Section 16(a) Beneficial Ownership Reporting Compliance

To Iomega’s knowledge, and based on a review of reports and written representations submitted to Iomega, all reports regarding beneficial ownership of securities of Iomega required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the 2006 fiscal year were timely filed with the SEC.

CORPORATE GOVERNANCE

Corporate Governance Policies

Iomega believes that good corporate governance practices are important to ensure that Iomega is managed for the long-term benefit of its stockholders, employees and customers. Iomega’s Corporate Governance Guidelines, along with Iomega’s Code of Conduct and various Committee charters, can be accessed at www.iomega.com/about/corporate-governance.html. Alternatively, you can request a copy of any of these documents by writing to Iomega Corporation, c/o Corporate Secretary, 10955 Vista Sorrento Parkway, San Diego, CA 92130.

Board Determination of Independence

Under the New York Stock Exchange (“NYSE”) rules, a Director of Iomega will only qualify as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with Iomega (either directly or as a partner, shareholder or officer of an organization that has a relationship with Iomega). The Board of Directors has established guidelines to assist it in determining whether a Director has a material relationship with Iomega. Under these guidelines, a Director will be considered to have a material relationship with Iomega if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•

is an executive officer of another company which is indebted to Iomega, or to which Iomega is indebted, and the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; or

•

serves as an officer, director or trustee of a charitable organization and Iomega’s discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s total annual charitable receipts.

Ownership of a significant amount of Iomega’s stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

The Board of Directors has affirmatively determined that the following non-employee members of the Board have no material relationships with the Company and its subsidiaries and that they are “independent” under the director independence standards established by the NYSE: Messrs. Berkowitz, Bish, David, Darling, Maurer and Nolan and Ms. Hardin. The Board also determined that Mr. David’s service as interim President and Chief Executive Officer for three weeks in February 2006 was not material.

Executive Sessions

Non-management Directors meet in executive session on a quarterly basis and at such other times as requested by any non-management Director. Independent Directors meet at least once a year and at such other times as requested by any other Independent Director. The Lead Director (currently the Chairman of the Board, Mr. David) presides at these meetings.

Board Meetings and Attendance

During 2006, the Board of Directors met eleven times either in person or telephonically, and standing committees of the Board of Directors held a total of 16 meetings. Overall average attendance at all Board and committee meetings was approximately 88%. Each Director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which such Director then served.

Attendance at Annual Meeting of Stockholders

Iomega’s Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. Six of the seven Directors then serving on the Board attended the 2006 annual meeting of stockholders.

Board Committees

The Board of Directors has established four standing committees—Audit, Compensation, Ethics and Compliance, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. A copy of each committee’s charter is posted on the Investor Relations section of Iomega’s website, www.iomega.com/about/corporate-governance.html.

The Board of Directors has determined that all of the members of each of the Board’s four standing committees are independent as defined under NYSE rules. In the case of the Audit Committee, all members also meet the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The following table provides membership information for each standing committee:

Audit Committee	Compensation Committee	Ethics and Compliance Committee	Nominating and Governance Committee
Robert Berkowitz* Reynolds Bish Margaret Hardin Stephen David	Bruce Darling Stephen David* Daniel Maurer John Nolan	Bruce Darling John Nolan*	Robert Berkowitz Stephen David* John Nolan

*	Committee Chairman

Audit Committee

The Audit Committee met eight times in 2006, and its responsibilities include:

•	appointing, evaluating, overseeing the work of, and setting the compensation of, the independent auditors;

•	reviewing the quality control procedures and assessing the independence of the independent auditors;

•	pre-approving all audit and non-audit services to be provided to Iomega (except that de minimis non-audit services may instead be approved in accordance with applicable rules of the SEC);

•	reviewing and discussing with management and the independent auditors the annual and quarterly financial statements and related disclosures;

•	preparing the annual Audit Committee report to be included in the Proxy Statement as required by SEC rules;

•	monitoring Iomega’s internal control over financial reporting and disclosure controls and procedures;

•	reviewing and approving certain related party transactions as provided in the Company’s Code of Conduct and Related Party Transactions policy;

•	establishing procedures for the receipt and handling of accounting related complaints and concerns; and

•	overseeing Iomega’s internal audit function and discussing risk management policies.

The Board of Directors has determined that Mr. Berkowitz is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. In making its determination, the Board considered Mr. Berkowitz’s forty years of business experience, including his significant operational responsibility involving the design and operation of complex cost accounting systems, his various executive and chief executive officer positions, his experience as a public company audit committee member and committee chairman, and his experience supervising a public company internal audit function.

During a three week period in February 2006 when Mr. David acted as Interim President and Chief Executive Office and was not considered independent, he was replaced on the Audit Committee by Mr. Nolan.

Compensation Committee

The Compensation Committee met five times in 2006, and its responsibilities include:

•	annually reviewing and making recommendations to the independent members of the Board with respect to the CEO’s compensation;

•	reviewing and approving the compensation of Iomega’s other officers;

•	assisting in the evaluation of Iomega’s senior executives;

•	overseeing and administering Iomega’s cash and equity incentive plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing with management the Compensation Discussion and Analysis to be included in the Proxy Statement; and

•	preparing the annual Compensation Committee Report to be included in the Proxy Statement.

Ethics and Compliance Committee

The Ethics and Compliance Committee met once in 2006, and its responsibilities include:

•	monitoring, overseeing and reviewing compliance by Iomega’s directors, officers and employees regarding Iomega’s Ethics Policies;

•	reviewing allegations of violations of the Ethics Policies and making appropriate recommendations thereafter;

•	making recommendations on the interpretation and enforcement of the Ethics Policies; and

•	monitoring compliance with the Ethics Policies in relation to issues of accounting, disclosure or regulations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met twice in 2006, and its responsibilities include:

•	establishing criteria for the selection of directors and identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors;

•	developing and recommending to the Board corporate governance guidelines;

•	overseeing an annual evaluation of the Board and its committees; and

•	reviewing and making recommendations to the Board with respect to management succession planning.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in Iomega’s Criteria for Nomination as a Director. These criteria include: a reputation for integrity, honesty and adherence to high ethical standards; the demonstrated background, skills, expertise and judgment to make significant long-term contributions to the Board, Iomega and its stockholders; a commitment to understand Iomega and its industry; and sufficient time available to prepare for and regularly attend and actively participate in meetings of the Board and its committees. In addition, non-employee nominees should be independent and neither have nor appear to have a conflict of interest that would impair the nominee’s ability to (i) represent the interests of all Iomega’s stockholders and (ii) fulfill the responsibilities of a director. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Iomega believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Iomega’s common stock for at least one year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Iomega Corporation, 10955 Vista Sorrento Parkway, San Diego, CA 92130. Assuming that appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on Iomega’s proxy card for the next annual meeting.

Stockholders also have the right under Iomega’s Bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth in the section entitled “Additional Information” under the paragraph labeled “Advance Notice Procedures.” Any candidates nominated by stockholders in accordance with the procedures set forth in the Bylaws will not be included on Iomega’s proxy card for the next annual meeting unless the Board or Iomega is otherwise required by law to do so.

At the Annual Meeting, stockholders will be asked for the first time to consider the election of Reynolds C. Bish who was originally proposed to the Board of Directors by one of Iomega’s stockholders.

Communicating with the Independent Directors

The Board will give attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Lead Director (who is the Chairman of the Board, when the Chairman is independent), with the assistance of Iomega’s General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other Directors as he or she considers appropriate.

As provided in the Corporate Governance Guidelines approved by the Board of Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the Lead Director considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which Iomega tends to receive repetitive or duplicative communications.

Stockholders and interested parties who wish to send communications on any topic to the non-management Directors or to the Board should address such communications to Board of Directors, Iomega Corporation, c/o General Counsel, 10955 Vista Sorrento Parkway, San Diego, CA 92130, or via email to boardofdirectors@iomega.com.

DIRECTOR COMPENSATION

Iomega’s non-employee Directors receive fees for their services on the Board of Directors and its committees and are reimbursed for out-of-pocket expenses in connection with Iomega’s business activities. Directors also receive stock options under existing option plans. The compensation earned by non-employee Directors for services during 2006 is set forth below. The headings for “Non-Equity Incentive Plan Compensation,” “Stock Awards,” “All Other Compensation,” and “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted as no compensation has been earned, paid or awarded in these categories. None of the individuals listed received any perquisites from the Company in 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Robert Berkowitz	$88,000	$1,425	$89,425
Reynolds Bish (3)	15,000	—	15,000
Bruce Darling	61,500	1,120	62,620
Stephen David	115,006	43,684	158,690
Margaret Hardin	66,000	1,120	67,120
Daniel Maurer (4)	42,250	—	42,250
John Nolan	70,500	967	71,467

(1)	The amounts under “Option Awards” reflect the compensation cost recognized in fiscal 2006 for options that vested in 2006, whether or not they were granted in a prior year, and are in accordance with FAS 123R. The Black-Scholes assumptions used in the calculations are as follows:

	Black-Scholes Assumptions
	2002	2003	2004	2005	2006
Risk Free Interest Rate	3.05%	2.49%	3.23%	3.99%	4.60%
Expected Stock Price Volatility	54%	52%	48%	44%	42%
Expected Average Life of Options	3.46 yrs.	3.56 yrs.	3.40 yrs.	3.40 yrs.	3.90 yrs.
Expected Dividends	-0-	-0-	-0-	-0-	-0-

(2)	Stock option awards granted to the non-employee Directors in fiscal year 2006:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/Sh)	Closing Market Price on Date of Grant	Grant Date Fair Value of Option Awards ($)	Aggregate Total Options Outstanding at End of Fiscal Year (#)
Robert Berkowitz	5/11/06	5,000	$3.395	$3.30	$8,684	33,005
Reynolds Bish	5/11/06 5/11/06	20,000 30,000	3.395 3.395	3.30 3.30	34,737 52,106	50,000
Bruce Darling	5/11/06	5,000	3.395	3.30	8,684	25,000
Stephen David	5/11/06 5/11/06	5,000 30,000	3.395 3.395	3.30 3.30	8,684 42,111	55,000
Margaret Hardin	5/11/06	5,000	3.395	3.30	8,684	25,000
Daniel Maurer	3/22/06	20,000	2.80	2.82	30,839	20,000
John Nolan	5/11/06	5,000	3.395	3.30	8,684	25,000

(3)	Mr. Bish was elected to the Board of Directors in May 2006.

(4)	Mr. Maurer was elected to the Board of Directors in March 2006.

Options granted to Directors under the 2005 Director Stock Option Plan vest over four years and have an exercise price equal to the fair market value of the common stock on the date of grant. On initial election to the Board, each Director receives an option for 20,000 shares. Thereafter, each non-employee Director is eligible to receive an annual option grant for 5,000 shares on the date of the annual meeting of stockholders, provided he has been serving as a director for six months preceding the meeting and will continue immediately following the meeting. Annual option grants were made to each eligible non-employee Director on May 11, 2006, at an exercise price of $3.395.

On the same day, the Board awarded Chairman Stephen David a special grant of 30,000 options from the 1997 Stock Incentive Plan for his exceptional contributions as Board Chairman, including significant extra effort as the Company made changes to the leadership team.

Compensation to non-employee Directors is determined using historical Company practices and reviewing data for comparable companies. Management, through the Director of Human Resources and the Chief Operating Officer, provides competitive benchmarking data and analysis to the Compensation Committee. No outside consultants are engaged in this process. Director compensation currently consists of cash and stock options. Changes to non-employee Director compensation are reviewed by the Compensation Committee and presented to the full Board of Directors for approval.

During 2006, non-employee Directors were compensated in accordance with the following fee schedule with the exception of Mr. Bish. At his request, and in addition to his initial grant of 20,000 options, Mr. Bish received 30,000 options under the 1997 Stock Incentive Plan in lieu of Board and Committee retainers. He is, however, entitled to receive meeting fees.

Annual Retainer:
Chairman of the Board	$100,000
Other Non-Employee Directors	$30,000
Committee Fees:
Chairman of the Audit Committee	$40,000
Chairman of the Compensation Committee	$20,000
Chairman of the Ethics and Compliance Committee	$10,000
Members of the Audit Committee	$15,000
Members of the Compensation Committee	$10,000
Other Members of a Standing Committee (other than the Nominating and Governance Committee)	$5,000
Meeting Fees:
Board Meeting	$2,000
Committee Meeting (not paid if meeting fees exceed $3,500 for same two-day period)	$1,500
Per Board or Committee Meeting by Teleconference	$500

There are no committee or meeting fees with respect to the Nominating and Governance Committee.

The Board previously formed an ad hoc Strategy Committee. The members of the Strategy Committee are Messrs. Huberman, Chairman, and David and Ms. Hardin. Meeting fees are only paid to the non-employee Committee members for attendance, and the Committee Chairman receives an annual retainer of $10,000 prorated for time served. Effective February 23, 2006, the Committee Chairman, Mr. Huberman, became a management Director and no longer receives Board or Committee fees. The Strategy Committee held no meetings in 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes the principles underlying our compensation policies with our Named Executive Officers during 2006. We focus on the most important factors and analysis relevant to the compensation awarded to our Named Executive Officers. The discussion provides qualitative information regarding the manner and context in which compensation is determined and adds perspective to the data presented in the tables and narrative that follow in this Proxy Statement.

The Compensation Committee of our Board of Directors (the “Committee”) oversees Iomega’s executive compensation program. The Committee sets Iomega’s policies and, based on those policies, the Committee reviews or makes adjustments to compensation to reflect changing business objectives or market conditions.

Objectives and Philosophy of our Executive Compensation Program:

Iomega’s executive compensation program is intended to:

•	attract, retain, reward and motivate the best possible executive talent;

•	tie short and long term cash and equity incentives to achievement of measurable corporate performance objectives; and

•	align executives’ incentives with stockholder value creation.

The Committee evaluates executive performance with the goal of setting compensation levels competitive with companies in the computer peripherals industry of similar revenue, with adjustments for individual experience levels and performance. In making compensation decisions, we do not generally retain compensation consultants—and did not do so in 2006—but we do regularly review salary surveys such as the Radford Executive Survey. The Committee believes that the Radford Executive Survey provides an appropriate representation of the full range of competitive companies. The survey is widely recognized as one of the most authoritative and comprehensive sources for data on competitive total direct executive compensation packages. The data reported is gathered from more than 700 participating organizations nationwide. These companies are predominately in technology-based industries and approximately half operate outside of California. The Committee generally targets overall compensation for executives at approximately the 50th percentile of compensation paid to similar positions at comparable companies. Within the Radford survey data, we looked at companies with $200 million to $500 million in revenues (we view those as comparable companies). With new hires, the Committee also looks at past compensation history, forfeitures in leaving an immediately prior position, or any uniquely valuable skills the executive may bring to Iomega to enhance stockholder value. The Committee’s focus in connection with cash bonus awards is the Company’s success or failure at meeting the annual operating plan goals set each year by the Board in consultation with management; in particular, bonus payouts are tied to annual operating income goals.

We also provide a portion of our executive compensation in the form of stock options that vest over time, which we believe can help to retain our executives and align their interests with those of our stockholders by allowing them to participate in the longer term success of our company.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash bonuses based on company performance;

•	stock option awards;

•	medical and life insurance, additional paid-time-off and other employee benefits; and

•	severance and change-of-control agreements.

We do not have a formal or informal policy for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Committee reviews market data, historical practices, salary history, and practices of comparable companies, provided by the Director of Human Resources or the Chief Operating Officer, and determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Management Involvement

For compensation decisions, including decisions regarding the grant of equity compensation, relating to executive officers other than to our chief executive officer, the Committee typically considers recommendations from the chief executive officer and/or other members of management.

Base Salary

In 2006, base salaries for our executives were established on the scope of their responsibilities, related experience, and market data. We believe the executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. Base salaries are reviewed annually by the Committee and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2007, this review will occur in the second quarter.

Only one executive officer received a salary increase in 2006. In February 2006, Thomas Kampfer was appointed President and Chief Operating Officer, and his base salary was increased from $300,000 to $355,000. Jonathan Huberman, Chief Executive Officer, joined Iomega in February 2006, and Preston Romm, Vice President, Finance and Chief Financial Officer, joined Iomega in March 2006, at base salaries of $500,000 and $270,000, respectively.

Annual Cash Incentive Bonus and Discretionary Bonus

Each executive’s annual bonus target (set as a percentage of base salary) is determined by the Committee (or, in the case of the Chief Executive Officer, the independent members of the Board), and the target is generally set forth in each executive’s employment letter agreement, but may be revised based upon promotion or other changes in responsibility. The Committee does not believe that executives should generally receive an annual cash incentive bonus unless the Company is earning an operating profit, and the Committee believes that operating income is the most direct measure of the leadership team’s delivery of results to the stockholders. Consistent with our longstanding practice of not giving numerical earnings guidance, the Company does not publicly disclose the Company’s internal operating income goals.

For 2006, three Named Executive Officers were newly selected for their positions and were promised guaranteed bonuses in return for agreeing to step into their roles in the midst of a period of change and financial losses at the Company. These three were Mr. Huberman and Mr. Romm, who each resigned another position to come to Iomega; and Mr. Kampfer, who was on transition and leaving Iomega, but agreed to change his plans and make a new commitment to help turn Iomega around. Notwithstanding this agreement reached with our executives, it is important to note that the Company did return to profitability in 2006 and did exceed the second half of 2006 operating income goals established by the Board in July 2006.

For 2007, the Iomega Corporate Bonus Plan for 2007 (the “2007 Bonus Plan”) is designed to pay out on an annual basis upon achievement of targeted operating income goals set forth by the Board of Directors. If Iomega reaches one specific threshold level of positive operating income, each executive will receive 75% of his or her respective target bonus. From that threshold level to a higher target level of operating income, the bonus payout will increase proportionately up to a maximum of 100% of the executive’s target bonus. There are no guaranteed payments in the 2007 Bonus Plan. There are no “accelerators” to pay any executive more than 100% of his or her target percentage. Any payment of bonus is based on the executives’ then-current annual base salary.

The Company has sometimes awarded (and could in the future award) discretionary bonuses for special contributions, for example, where executives have created a unique strategic opportunity for the Company, or where particular executives have been asked to accept unusual burdens for a period of time, like filling a second position during a vacancy. Such discretionary bonuses are not scheduled to occur at any particular intervals. During 2006, discretionary bonuses were paid to the following Named Executive Officers:

•

While he was on transition and scheduled to leave Iomega, Thomas D. Kampfer (at the time, Senior Vice President), received a $50,000 bonus for extending his termination date and continuing to serve Iomega as Interim Chief Financial Officer, while the Company searched for a permanent CFO; this sum was then deducted from Mr. Kampfer’s guaranteed bonus for 2006 when he agreed to stay at Iomega as President and Chief Operating Officer.

•	Mr. Romm received a signing bonus in the amount of $20,000.

In summary, the percentages and payouts of guaranteed bonuses to executives for 2006 were:

Name	Position	Bonus as a Percent of Salary	Guaranteed Bonuses
Jonathan Huberman	CEO/Vice Chairman	100%	$500,000
Thomas Kampfer	COO/President; Acting CFO	75%	216,250	(1)
Preston Romm	Chief Financial Officer	55%	75,000

(1)	After deducting $50,000 previously paid and reported.

Mr. Heid, former CEO, received a negotiated separation payment that took into account a potential bonus payment of $475,000 based on the language of his original employment agreement. The total separation payment is discussed in the “Separation Agreement with Mr. Heid” under the “Employment and Severance Agreements” section.

Stock Options

We believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants, generally over four years, should aid executive officer retention.

We generally make an initial equity award of stock options to new executives and annual equity grants as part of our overall compensation program. All grants of options to executives are approved by the Compensation Committee or, in the case of Mr. Huberman, the full independent membership of the Board (hence, excluding management directors).

Our equity awards have typically taken the form of stock options. The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that their total compensation conforms to our overall compensation philosophy and objectives. Stock awards to our executives have typically been granted annually in the second quarter (except in the case of a change of position or responsibility); going forward, in 2007 and beyond, annual grants to executives and directors are expected to take place in the third quarter. The numbers of stock options awarded to executives have been based on historical practices, market data and subjective factors. The Committee believes that its option granting practices have been very conservative. The Company’s total option overhang (options authorized plus options outstanding divided by total shares outstanding) is approximately 7%. The Radford benchmark for comparable companies is approximately 18.8%. Option grants have generally been scheduled to vest in equal fractions at the end of each of four years (subject to change of control protections). In 2007, executive and director annual grants are expected to take place in the third quarter.

Under existing option plans, we generally set the exercise price of all stock options to equal the average of the High and Low prices of our common stock on the NYSE on the date of grant. We do not grant below fair market value options or re-price options. New hire or promotion-based options can only be granted at set periods during each month, and annual grants are planned for a set period each year. We do not time stock option grants to executives in coordination with the release of material non-public information.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, flexible spending accounts, long term care insurance, and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The maximum 401(k) “company match” an executive received in 2006 was $8,700.

The Company provides executive officers with perquisites and other personal benefits that are reasonable and consistent with its overall compensation program to enable Iomega to attract and retain employees for key positions. For 2006, we provided the following personal benefits and perquisites to our Named Executive Officers, all of which benefits are fully paid for by the Company: executive supplemental term life insurance, executive long-term disability insurance, annual physicals, tax return preparation, financial planning, and an additional two weeks of paid time off. In Europe, Ulrike Tegtmeier, a former Named Executive Officer, was entitled to the use of a company leased automobile.

The Committee periodically reviews the levels of perquisites and personal benefits being provided.

Change of Control Benefits

We have agreements with our executive officers that provide certain benefits in the event of a change in control of Iomega or in the event their employment is terminated without cause. We have provided detailed information about these benefits, along with estimates of their value under various circumstances in the section entitled “Potential Payments Upon Termination or Change in Control” under “Executive Compensation.”

The Compensation Committee has determined to provide for change of control benefits for company leadership because we recognize that, as is the case with many publicly-held corporations in the technology sector, the possibility of a change in control exists and such possibility, and the uncertainty and questions which it may raise among our executive officers, could result in the departure or distraction of executive officers to the detriment of the Company and our stockholders. We believe a “double trigger” maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs. The Committee further believes that if an executive officer remains at the Company following a change of control, but finds the work environment subjectively unacceptable after a reasonable transition period, the Named Executive Officers should have the opportunity (during a limited window one year from the change in control) to elect to resign with benefits applicable as if employment was severed.

Severance

We have severance agreements with our executive officers if the Company terminates their employment without “cause,” in return for a signed release of liability and the named executive provides all reasonably requested assistance and cooperation during the period subsequent to their termination. These agreements with Messrs. Huberman, Kampfer, and Romm are further described in the section entitled “Employment and Severance Agreements” of this Proxy Statement.

Certain former executive officers’ employment with Iomega ended in 2006. The detailed severance benefits paid to Mr. Heid, Ms. Tegtmeier and Ms. Aguirre are further described in the section entitled “Employment and Severance Agreements” of the Proxy Statement.

Impact of Accounting and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining compensation amounts for executive officers. However, the Committee does strive to balance the cost to the Company with the benefit to the executive.

We have adopted FAS 123R, but we do not expect the accounting treatment of different forms of equity awards to vary significantly, and the accounting treatment is not expected to have a material effect on the future selection and use of differing forms of equity compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2006 and the Company’s 2007 Proxy Statement. This report is provided by the following committee members, all of whom are independent.

Stephen N. David, Chairman
Bruce B. Darling
Daniel R. Maurer
John E. Nolan

Summary Compensation Table

The following table contains information concerning each person who served as principal executive officer or principal financial officer of Iomega during 2006 and other individuals who served as executive officers during 2006 (each a “Named Executive Officer”). The columns for “Stock Awards,” “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because no compensation has been earned, paid or awarded under these categories.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards($)(1)	All Other Compensation ($)(2)	Total ($)
Jonathan S. Huberman (3) Chief Executive Officer and Vice Chairman	2006	$405,769	$500,000	$64,079	$11,068	$980,916

Thomas D. Kampfer (4) President and Chief Operating Officer	2006	344,635	216,250	12,276	8,700	581,861

Preston S. Romm (5) Vice President, Finance and Chief Financial Officer	2006	197,308	95,000	—	6,819	299,127

Werner T. Heid (6) Former President and Chief Executive Officer	2006	180,864	—	22,397	1,084,651	1,287,912

Stephen N. David (7) Interim President and Chief Executive Officer	2006	—	—	43,684	115,006	158,690

Anna Aguirre (8) Former Vice President, Human Resources	2006	122,702	—	5,267	163,274	291,243

Ulrike Tegtmeier (9) Former Vice President, Managing Director, International Sales	2006	253,061	—	8,549	248,440	510,050

(1)	The amounts under “Option Awards” reflect the compensation cost recognized in fiscal 2006 for options that vested in 2006, whether or not they were granted in a prior year, and are in accordance with FAS 123R. The assumptions used in the calculations are as shown in the Black-Scholes Assumptions table in the section entitled “Director Compensation.”

(2)	The amounts shown under “All Other Compensation” include Iomega’s matching contribution under the Iomega Retirement and Investment Savings Plan (“401(k) Plan”) as follows: Jonathan Huberman—$3,069; Thomas Kampfer—$8,700; Preston Romm—$6,819; Anna Aguirre—$8,700; and Werner Heid—$8,700.

Perquisites and personal benefits for each Named Executive Officer are below the threshold of $10,000 per person, and therefore, have been omitted from the table as permitted by the SEC rules.

(3)	Mr. Huberman was appointed Chief Executive Officer and Vice Chairman in February 2006. For the period he was a non-employee director, he received $7,999 as director compensation for Board and Committee fees and $2,539 in equity awards, which amounts are included under “All Other Compensation” and “Option Awards” respectively.

(4)	Mr. Kampfer’s bonus for 2006 was $266,250 which was reduced by $50,000 which had previously been paid to him and which was reported as compensation in last year’s Proxy Statement.

(5)	Mr. Romm joined Iomega in March 2006.

(6)	Mr. Heid’s employment ended in February 2006, and he was engaged thereafter for a three month consulting period at the rate of $25,000 per month. Thus, under the terms of his Separation Agreement, he received a total separation payment of $950,000, payable in bi-weekly installments, a monthly consulting fee of $25,000 for three months, installment payments of $18,527 to cover health benefits under COBRA for one year, and continuation of his other fringe benefits (life insurance and long term disability insurance) for one year, at a cost of $2,424. Outplacement assistance was provided at a cost of $30,000. The $950,000 took into account the separation terms contained in his original employment agreement, including payment equal to twelve months of his then base salary, or $475,000, and a potential bonus of $475,000. These Separation Agreement payments are included under “All Other Compensation.” The mitigation provisions of the Separation Agreement were not activated during the pay-out period.

(7)	Mr. David served as Interim President and Chief Executive Officer for a three week period. He received no compensation in this capacity. Therefore, all amounts reported in the preceding table were received by him as a Director and are also reflected in the “Director Compensation” table.

(8)	Ms. Aguirre’s employment ended in June 2006. Under the terms of her Separation Agreement, she received severance pay equal to nine months of her then base salary, or $142,500, payable in bi-weekly installments. She also received a lump sum payment of $12,074 to cover health benefits for the same period. These amounts are included under “All Other Compensation.”

(9)	Ms. Tegtmeier’s employment ended in June 2006. Under the terms of her Separation Agreement, she continued to provide consulting services and received payments equal to nine months of her then base salary, or $232,213, payable in four installments. Ms. Tegtmeier was paid in Swiss Francs (CHF), and her compensation is reported in U.S. currency using a conversion rate at each of the payment dates for her consulting services and as of December 31, 2006 for all other amounts. She received personalized outplacement assistance at a cost of $15,027 and purchased her company automobile for $12,035, which we estimate was approximately $1,200 under its then market value. These amounts are included under “All Other Compensation.”

Grants of Plan-Based Awards for 2006

The following table provides information about equity awards granted to Named Executive Officers in 2006. The columns for “Estimated Future Payouts under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts under Equity Incentive Plan Awards,” and “All Other Stock Awards” have been omitted because there is no information to be disclosed under these headings.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/Sh)(1)	Grant Date Fair Value of Option Awards ($)(2)	Closing Market Price on Date of Grant
Jonathan Huberman	2/24/06	400,000	$2.75	$584,480	$2.81
Thomas Kampfer	3/3/06	125,000	2.75	189,300	2.71
Preston Romm	3/27/06	175,000	3.10	298,751	3.10
Werner Heid	—	—	—	—	—
Stephen David (3)	5/11/06 5/11/06	5,000 30,000	3.395 3.395	8,684 42,111	3.30 3.30
Anna Aguirre	—	—	—	—	—
Ulrike Tegtmeier	—	—	—	—	—

(1)	Typically, options under Iomega’s various plans are granted at a fair market value which is computed by averaging the High and Low prices of the stock on the date of grant. However, Mr. Huberman’s option was granted at the Closing Price of Iomega stock on the day preceding the date of grant, as was done for the preceding Chief Executive Officer.

(2)	The amounts under “Grant Date Fair Value of Option Awards” reflect the dollar value recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, and are in accordance with FAS 123R for options that were granted in 2006. The assumptions used in the calculations for fiscal year 2006 are as shown in the Black-Scholes Assumptions table in the section entitled “Director Compensation.”

(3)	Mr. David served as Interim President and Chief Executive Officer and was not compensated in that position.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table provides information about outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2006. The columns for “Stock Awards,” and “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” have been omitted because there is no information to be disclosed under these headings. Except as footnoted, all options vest at 25% per year on each anniversary of the date of grant. Outstanding options listed below expire ten years from the date of grant.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jonathan Huberman	11/03/04 05/11/05 02/24/06	4,000 2,500 50,000	6,000 7,500 350,000	$4.415 2.40 2.75	11/03/14 05/11/15 02/24/16	(1) (2)
Thomas Kampfer	07/24/01 05/26/04 05/11/05 03/03/06	32,000 40,000 11,000 —	— 40,000 33,000 125,000	3.075 4.685 2.40 2.75	07/24/11 05/26/14 05/11/15 03/03/16
Preston Romm	03/07/06	—	175,000	3.10	03/27/16
Werner Heid	—	—	—	—	—
Stephen David (3)	05/15/02 05/11/05 05/11/06 05/11/06	8,000 2,500 — 30,000	2,000 7,500 5,000 —	7.325 2.40 3.395 3.395	05/15/12 05/11/15 05/11/16 05/11/16
Anna Aguirre	—	—	—	—	—
Ulrike Tegtmeier	—	—	—	—	—

(1)	Vests at 20% per year on each anniversary of the date of grant; this option was granted to Mr. Huberman in his capacity as a non-employee director.

(2)	Vests 12.5% on date of grant, 25% per year on the first, second and third anniversaries, and 12.5% on the fourth anniversary.

(3)	Mr. David’s options were received in his capacity as Chairman of the Board. The option dated 5/15/02 vests at 20% per year on each anniversary of the date of grant. The option dated 5/11/06 vested 100% on the date of grant.

Outstanding options are subject to acceleration or cash-out of the value of the outstanding options if such options are not assumed or substituted upon an acquisition event. In addition, in the event of an acquisition event, one-half of the shares subject to the agreement which are not by their terms then exercisable, become immediately exercisable, with the remaining shares becoming exercisable in accordance with the original vesting schedule, except that all shares will vest two years after the acquisition event or earlier if the optionholder’s employment is terminated without cause or if the optionholder terminates employment for “good reason,” as defined in the plans. An “acquisition event” is defined as (a) any merger or consolidation which results in the voting securities of Iomega outstanding immediately prior to such event representing less than 50% of the combined voting power of the voting securities of Iomega or the surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of Iomega; or (c) the acquisition of beneficial ownership of securities of Iomega representing 40% or more of the combined voting power of Iomega’s then outstanding securities by any person.

Option Exercises and Stock Vested During 2006

The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 2006. The columns for “Stock Awards” have been omitted because there is no information to be disclosed under these headings.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Jonathan Huberman	—	—
Thomas Kampfer	—	—
Preston Romm	—	—
Werner Heid	200,000	$114,591
Stephen David	—	—
Anna Aguirre	4,500	2,160
Ulrike Tegtmeier	—	—

(1)	Calculated using the closing price of Iomega’s common stock on day of exercise less the option exercise price.

Potential Payments Upon Termination Or Change In Control

The information below reflects the potential payments and benefits each Named Executive Officer of the Company could receive in the event of a termination of the executive’s employment. The data assumes that such termination was effective on December 31, 2006. The amounts set forth in the table do not include payments and benefits which are extended by law or on a non-discriminatory basis to salaried employees generally on termination of employment. This would include such items as accrued vacation pay and 401(k) account balances.

Name	Salary	Bonus	Health and Other Insurance Benefits	Additional Vested Options (#)(1)	Value of Additional Vested Options ($)(1)	Other Compensa- tion
Jonathan Huberman
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination	$500,000	$500,000	$20,164	—	—	—
Change in Control (2)	—	—	—	181,750	$140,738	—
Termination following
Change in Control (3)	1,000,000	1,000,000	39,328	181,750	140,738	$25,000
Thomas Kampfer
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination	355,000	216,250	16,727	—	—	—
Change in Control (2)	—	—	—	99,000	67,395	—
Termination following
Change in Control (3)	532,500	399,375	29,947	99,000	67,395	25,000
Preston Romm
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination	202,250	75,000	12,725	—	—	—
Change in Control (2)	—	—	—	87,500	37,625	—
Termination following
Change in Control (3)	270,000	148,500	21,418	87,500	37,625	25,000
Werner Heid
Separation Agreement	475,000	475,000	20,949	—	—	105,000
Stephen David
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—
Change in Control (2)	—	—	—	7,250	4,169	—
Termination following
Change in Control	—	—	—	—	—	—
Anna Aguirre
Separation Agreement	142,500	—	12,074	—	—	—
Ulrike Tegtmeier
Separation Agreement	232,213	—	—	—	—	16,227

(1)	The stock options that are vested at December 31, 2006, or, in the case of Mr. Heid, Ms. Aguirre and Ms. Tegtmeier, at the date of the actual trigger event are not included in these columns. Only the options that would vest on an accelerated basis as a result of the termination or change in control are disclosed. The amounts shown above reflect the intrinsic value of the accelerated options based on the closing price ($3.53) of Iomega common stock on the last business day of 2006.

(2)	On a change in control event, one-half of the then unvested options will receive accelerated vesting.

(3)	On a termination of employment within two years following a change in control, all unvested options will be fully accelerated, and the executive will be entitled to outplacement services up to a cost of $25,000. For additional information, see section entitled “Executive Retention Agreements” under “Employment and Severance Agreements.”

Severance payments made following involuntary termination will be paid on a bi-weekly basis. Health insurance payments generally will be paid in a lump sum.

Employees do not receive any cash payments on a change in control alone. The change in control provisions of the Executive Retention Agreements provide for a “double trigger” process. This means that payments will be made only if the employee has a covered termination of employment within two years following any change in control, except that in the event of an acquisition event, one-half of any options which are not by their terms then exercisable, shall become immediately exercisable. Change in control payments will be made on a monthly basis over the term specified in each Named Executive Officer’s Executive Retention Agreement as follows: Huberman—24 months; Kampfer—18 months; Romm—12 months, and would include health and other insurance benefits. If an executive becomes reemployed and is eligible to receive a particular type of benefit from such employer on terms at least as favorable to the executive and his/her family as those being provided under the Executive Retention Agreement, the Company will no longer be required to provide those particular benefits.

Employment and Severance Agreements

Employment Agreement with Mr. Huberman. In February 2006, Jonathan S. Huberman was appointed Vice Chairman and Chief Executive Officer. Iomega entered into an employment agreement with Mr. Huberman providing for a base salary of $500,000. His annual incentive award was targeted at 100% of his annual base salary. For fiscal 2006, he received a guaranteed target bonus in the amount of $500,000. He was also granted an option to purchase 400,000 shares of Iomega common stock. The agreement provides that Iomega will pay Mr. Huberman severance pay equal to twelve months of his base salary if his employment is terminated other than for cause plus his target bonus for the year in which the employment termination occurs (prorated for the portion of the year he actually worked), and a payment equal to the cost to continue his health and other insurance benefits for a period of twelve months.

Employment Agreement with Mr. Kampfer. In February 2006, Mr. Kampfer was appointed President and Chief Operating Officer and continued to serve as Interim Financial Officer until his replacement was hired in March 2006. As a result of this change in responsibility, Iomega amended the employment agreement with Mr. Kampfer and agreed to increase his base salary to $355,000. His annual incentive award was targeted at 75% of his annual base salary. For fiscal 2006, he received a guaranteed target bonus of $266,250 which was reduced by $50,000 previously paid to him in 2006 as a retention bonus. He was also granted an option to purchase 125,000 shares of Iomega common stock. The agreement provides that Iomega will pay Mr. Kampfer severance pay equal to twelve months of base salary if his employment is terminated other than for cause, plus his target bonus for the year in which the employment termination occurs (prorated for the portion of the year he actually worked), and a payment equal to the cost to continue his health benefits for a period of twelve months.

Employment Agreement with Mr. Romm. In March 2006, Preston Romm was appointed Vice President, Finance and Chief Financial Officer. Iomega entered into an employment agreement with Mr. Romm providing for a base salary of $270,000. His annual incentive award was targeted at 55% of his annual base salary. For fiscal 2006, he received a guaranteed bonus in the amount of $75,000 and a hiring bonus of $20,000. He was also granted an option to purchase 175,000 shares of Iomega common stock. The agreement provides that Iomega will pay Mr. Romm severance pay equal to nine months of his base salary if his employment is terminated other than for cause.

Separation Agreement with Mr. Heid. In March 2006, Iomega entered into a Separation Agreement and General Release with Werner Heid. Under the terms of the Agreement and consistent with his original employment agreement and subsequent salary deferral agreement, Iomega paid Mr. Heid a sum of $950,000, which included a potential bonus payment of $475,000, payable over a period of twelve months. Additionally, Mr. Heid provided consulting services for a period of three months following cessation of employment at a rate of $25,000 per month. Iomega reimbursed Mr. Heid for $30,000 for executive outplacement services utilized prior to February 3, 2007. He was also provided health and insurance benefits as described in the Summary Compensation Table and is eligible to receive up to $1,000 for tax return preparation service.

Separation Agreement with Ms. Aguirre. In June 2006, Iomega entered into a Separation Agreement and General Release with Anna Aguirre. Under the terms of the Agreement and consistent with her original employment agreement, Iomega paid Ms. Aguirre the sum of $142,500, payable over a period of nine months. Ms. Aguirre also received a lump sum payment to cover health expenses for the nine month period in an amount of $12,074.

Separation Agreement with Ms. Tegtmeier. In July 2006, Iomega entered into a Separation Agreement and General Release with Ms. Tegtmeier. Under the terms of the Agreement and consistent with her original employment agreement, Iomega paid Ms. Tegtmeier indemnity payments totaling $232,213 in four installments over a period of nine months. She also received personalized outplacement assistance at a cost of $15,027. Ms. Tegtmeier was permitted to purchase the company automobile that had been provided for her use and which had a value of $12,035 at the date of her purchase. This amount was approximately $1,200 under the then market value. She is eligible to receive up to $1,000 for tax return preparation service.

Executive Retention Agreements. Iomega has Executive Retention Agreements with its Named Executive Officers. These agreements are in conjunction with the general severance arrangements described above and are intended to govern in the specific occurrence of a change in control. The agreements are generally entered into at the time employment commences and will continue during each executive’s employment until the earlier of (1) 24 months after the change in control date, or (2) the fulfillment of Iomega’s obligations to the executive if the executive’s employment with Iomega is terminated within 24 months following a change in control. The agreements are not employment contracts and do not specify any terms or conditions of employment. Rather, the agreements provide for certain severance benefits to the executive if, during the 24 months following a change in control of Iomega, the executive’s employment is terminated by Iomega other than for cause, or the executive terminates his employment for good reason.

The terms “change in control,” “cause,” and “good reason” are each defined in the agreements. Change in control means, in summary: the acquisition by a person or a group of 40% or more of the outstanding stock of Iomega; a change, without Board of Directors approval, of a majority of the Board of Directors; the acquisition of Iomega by means of a reorganization, merger, consolidation or asset sale; or the approval of a liquidation or dissolution of Iomega. Cause means, in summary: the executive’s willful and continued failure to substantially perform his reasonable assigned duties, which failure continues after a 30-day cure period; or the executive’s willful engagement in illegal conduct or gross misconduct injurious to Iomega. Good reason means, in summary: a diminution in the executive’s position, authority or responsibilities; a reduction in his salary or benefits; a relocation of the executive; a breach of an employment contract with the executive; or a resignation by the executive, for any reason, during the 30-day period immediately following the one-year anniversary of the change in control.

If the executive’s employment is terminated by Iomega without cause or by the executive for good reason within 24 months following a change in control, the executive is entitled to receive (1) accrued compensation through the date of termination; (2) monthly payments for 12 months (24 months for the Chief Executive Officer and 18 months for the President) equal to one-twelfth of the executive’s highest base salary and highest bonus target during the three-year period prior to the change in control; (3) a continuation of all employee benefits during the 12-month period (24 months for the Chief Executive Officer and 18 months for the President) following employment termination; and (4) any other post-termination benefits which the executive is eligible to receive under any plan or program of Iomega. If an executive officer remains at the Company following a change in control, but finds the work environment subjectively unacceptable after a one year transition period, the executive officer has the opportunity (during a limited window) to elect to resign with benefits applicable as if employment was severed. The salary and benefit continuation provisions terminate if the executive becomes engaged in an activity that is competitive with Iomega. The agreements provide that the amount of severance benefits payable to the executive shall be reduced by an amount necessary to avoid triggering the excise tax provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, only if such reduction results in greater net after-tax benefits to the executive.

Iomega is also generally required to pay, as incurred, all expenses that the executive reasonably incurs as a result of any dispute relating to the agreement.

Compensation Committee Interlocks and Insider Participation

During 2006, none of the members of the Compensation Committee was an officer or employee of Iomega during the time that he served on the Compensation Committee. Mr. David served as Interim Chief Executive Officer and President for three weeks and stepped down from the Compensation Committee during that service. He was later reinstated to the Compensation Committee.

Certain Relationships

The Company realizes that transactions between the Company and any of its directors, director nominees, executives, holders of five percent or more of the Company’s outstanding common stock or their immediate family members can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Company has a Code of Conduct which establishes guidelines to aid directors and executives in avoiding such transactions. However, the Company recognizes that there are situations where such transactions may be consistent with the best interests of the Company. Therefore, the Company also has a written Related Persons Transactions Policy which requires the Audit Committee to review and, if appropriate, approve or ratify such transactions. Pursuant to the policy, the Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors, director nominees, executives, holders of five percent or more of the Company’s outstanding common stock, or their immediate family members had, has or will have a direct or indirect material interest. After a review, the Committee will only approve or ratify those transactions that are consistent with the best interests of the Company and its stockholders, as the Committee determines in good faith. As set out in the Code of Conduct, certain transactions smaller than $120,000 are prohibited as well.

Susan Huberman is the spouse of Mr. Huberman, who was elected Vice Chairman and Chief Executive Officer in February 2006. Ms. Huberman was an employee of Iomega until September 2005. For the period from January 2006 until June 2006, Ms. Huberman continued to receive bi-weekly payments on her total severance of $168,750.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2006, concerning securities authorized for issuance under all equity compensation plans of Iomega:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options		(b) Weighted average exercise price of outstanding options		(c) Number of securities remaining available for future issuance (excluding securities in Column (a))
Equity compensation plans approved by security holders	3,063,279		$3.90		1,490,677

Equity compensation plans not approved by security holders	—		—		—

Total:	3,063,279	(1)	$3.90	(2)	1,490,677	(3)

(1)	Represents shares of common stock issuable on exercise of options under the following equity compensation plans: 1997 Stock Incentive Plan, the 1995 Director Stock Option Plan and the 2005 Director Stock Option Plan.

(2)	This column reflects the weighted average exercise price of outstanding options.

(3)	Represents 324,025 shares under the 1998 Employee Stock Purchase Plan and the 1998 International Employee Stock Purchase Plan; 791,652 shares under the 1997 Stock Incentive Plan; and 375,000 shares under the 2005 Director Stock Option Plan. The 1998 Employee Stock Purchase Plan and the 1998 International Employee Stock Purchase Plan were suspended in fiscal 2004. These Plans may be reactivated if conditions warrant. Shares under the proposed 2007 Stock Incentive Plan are not included in this table.

ITEM TWO—APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

The 2007 Stock Incentive Plan (the “2007 Plan”) was approved by the Board of Directors on February 13, 2007, but it will not become effective unless it is also approved by the stockholders. The proposed 2007 Plan is intended to replace both the 1997 Stock Incentive Plan (the “1997 Plan”), which expired in January 2007, and the 2005 Director Stock Option Plan (the “2005 Plan”), which is scheduled to expire in 2015. As of March 26, 2007, options to purchase 3,063,279 shares of Iomega common stock were outstanding under the 1997 Stock Incentive Plan, and 125,000 options to purchase shares of Iomega common stock were outstanding under the 2005 Director Stock Option Plan. All outstanding awards of options under the 1997 Plan and 2005 Plan will remain in effect. Further, as of the date of expiration of the 1997 Plan, there were an additional 757,820 shares of Iomega Common Stock unissued under that Plan. As of March 26, 2007, there are 375,000 options available for grant under the 2005 Plan. If the 2007 Plan is approved by stockholders, no further grants will be made under the 2005 Plan.

The purpose of the 2007 Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. The Board believes that we must have authority to proceed with such stock incentives in order to offer competitive compensation.

The Board recommends a vote FOR the approval of the 2007 Stock Incentive Plan.

Summary of the 2007 Plan

The principal provisions of the 2007 Plan are summarized below. This summary is qualified in its entirety by reference to the plan, a copy of which is attached as Annex A to this Proxy Statement.

Eligibility. All employees, officers, directors, consultants and advisors of the Company are eligible to receive awards under the 2007 Plan. Eligible awards include stock options, restricted shares, performance based awards, and other stock-based awards (collectively “Awards”).

Number of Shares. A total of up to 5.5 million shares of Common Stock is to be reserved and may be issued under the 2007 Plan (subject to adjustment upon the occurrence of certain events such as stock splits). This figure includes 757,820 shares that were not granted and are no longer available under the expired 1997 Plan and 375,000 shares from the 2005 Plan, which were previously authorized by stockholders. Any shares subject to Awards which terminate or expire unexercised under this Plan are available for future grants under the 2007 Plan. However, shares of Common Stock tendered to Iomega by a participant to purchase shares of Common Stock on exercise of an Award or to satisfy tax withholding obligations shall not be added back to the number of shares available for future grant of Awards under the 2007 Plan.

In the event of a merger or consolidation with or acquisition of another entity, the Board may grant Awards in substitution for any options or other stock-based awards granted by such entity and on any terms deemed appropriate by the Board, notwithstanding any limitations in the Plan.

The maximum number of shares of common stock with respect to which any Awards may be granted to any participant shall be 500,000 per calendar year or, in the case of an initial Award made in connection with employment of a new employee, 1,000,000 shares. This per-participant limit shall be construed and applied consistently with Section 162(m) of the Internal Revenue Code of 1986.

Plan Administration. The Plan will be administered by the Board of Directors which shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming to have any interest in the Plan or in any Award. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees of the Board. The Compensation Committee currently administers the existing stock option plans, and we anticipate it will continue to do so. The Compensation Committee is composed of independent Directors.

Stock Options. Options granted under the 2007 Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code) or nonqualified options as determined at the time of the grant. The exercise price for all options granted under the 2007 Plan will be the closing price of the Common Stock on the date of grant.

Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no option will be granted for a term in excess of ten years, except as may be required under laws of other countries.

Unless approved by the stockholders, the Plan does not allow repricing, changing the terms of an option to lower its exercise price, cancelling an outstanding option and substituting Awards having a lower price than the cancelled option, or taking any other action which would have the economic effect of repricing options.

Restricted Stock. The Committee may award restricted shares of the Company’s common stock which shares may be subject to risk of forfeiture or restrictions as may be imposed by the Committee. The total of all shares subject to Awards other than stock options may not exceed 33% of the authorized shares under the 2007 Plan. Except as may be determined by the Committee, on termination of employment, unvested restricted stock shall be forfeited and reacquired by the Company.

Restricted Stock Awards vest in three equal annual installments beginning on the first anniversary of the award date, subject to the Board’s discretion to remove or modify part or all of the restrictions. Any dividends or distributions, other than cash, paid on restricted stock shall be subject to the same restrictions as the original restricted shares. The Company may require stock certificates issued in respect of shares of restricted stock to be deposited in an escrow account until the restrictions expire.

Performance Awards. The 2007 Plan authorizes the grant of performance awards payable in shares of common stock and which awards shall be based on performance goals set by the Committee. Performance awards shall vest and have such conditions as determined by the Committee at the time of the award.

For any Award that is intended to qualify as performance-based compensation under Section 162(m), the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) achievement of balance sheet or income statement objectives or (m) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the Board may determine.

Other Stock-Based Awards. The Committee is authorized to grant other Awards payable in shares of common stock on terms and conditions determined by the Committee.

Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to non-employee Directors of the Company at the time of grant (determined net of any Awards that have been returned to the pool of shares available for grant) shall be 15% of the maximum number of shares available for Awards under the Plan.

Effect of Termination of Service as Director. In general, after termination of his or her service as a Director, each optionee is entitled, for a period of 90 days, to exercise his or her options to purchase the number of shares of Common Stock which were vested at the time of termination. This exercise period is extended from 90 days to two years if termination is by reason of death, disability or the optionee’s resignation or decision not to stand for re-election at age 55 or older and following five years of consecutive service as a Director. In addition, if a Director’s service is terminated by reason of death or disability, all unvested options will immediately become exercisable in full.

Transferability. Options may not be transferred by optionees except by will or the laws of descent and distribution. Options may be transferred to family members, but any transferee will hold such options subject to the terms and conditions of the option.

Effect of a Change of Control. Except as otherwise provided with respect to a specific option, the vesting schedule of an option shall continue to vest in accordance with the original vesting schedule set forth in such option; provided, however, that each such option shall be immediately exercisable in full if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event (as defined in the 2007 Plan), the participant’s employment or service as a director, as the case may be, with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2007 Plan) by the participant or is terminated without Cause (as defined in the 2007 Plan) by the Company or the acquiring or succeeding corporation.

Except as otherwise provided with respect to a specific restricted stock award, the vesting schedule of such Award shall continue to vest in accordance with the original vesting schedule; provided, however, that each such restricted stock wward shall immediately become free from all conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment or service as a director, as the case may be, with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

The Board may specify at the time of the grant the effect of a Change in Control Event on any other stock-based award.

Change in control means, in summary: the acquisition by a person or a group of 40% or more of the outstanding stock of Iomega; a change, without Board of Directors approval, of a majority of the Board of Directors; the acquisition of Iomega by means of a merger, consolidation, reorganization, recapitalization, share exchange, or asset sale; or the approval of a liquidation or dissolution of Iomega.

In connection with a Reorganization Event (as defined in the 2007 Plan), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than restricted stock awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that the participant’s unexercised options and other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable and restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the participant’s options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding options or other Awards and any applicable tax withholdings, in exchange for the termination of such options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted by the Plan, the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

In a Reorganization Event other than a liquidation or dissolution of the Company, any rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company’s successor and shall apply to all cash, securities or other property into which the common stock was converted, unless the Board determines otherwise. Upon a Reorganization Event involving a liquidation or dissolution of the Company, except as may be otherwise provided in any restricted stock award or agreement between a participant and the Company, all restrictions and conditions on outstanding restricted stock awards shall be automatically terminated or satisfied.

A “Reorganization Event” means, in summary: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

Board Authority to Change Plan. The Board of Directors may suspend or terminate the 2007 Plan or amend it in any respect whatsoever, provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall be effective until such stockholder approval is obtained. In the event the New York Stock Exchange (“NYSE”) amends its corporate governance rules to no longer require stockholder approval of material revisions to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan materially increasing the number of shares authorized under the Plan (other than for capital adjustments), expanding the types of Awards that may be granted under the Plan, or materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. Unless otherwise specified in the amendment, all Plan amendments shall be binding on holders of all Awards outstanding at the time of the amendment. No Award may be given that is conditioned on stockholders approval of any amendment.

Term of 2007 Plan. The Plan shall be effective on the date it is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the expiration of ten years from the date of such approval, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences.

Incentive Stock Options. An optionee generally will not recognize income at the time of grant or on the exercise of an incentive stock option. Upon sale of the shares subject to an incentive stock option, an optionee will recognize income and the character of the income will depend on how long the optionee has held the shares. If the shares have been held for two years from the grant date of the option and one year from the exercise date of the option, then the optionee will recognize long-term capital gain in an amount equal to the excess of the fair market value of the shares on the date of the sale over the exercise price. If the optionee sells the shares before those holding periods are satisfied, then the optionee will recognize compensation income equal to the lesser of (i) the fair market value of the shares on the date of the sale over the exercise price and (ii) the fair market value of the shares on the exercise date over the exercise price. Any excess profit is taxed as capital gain. This capital gain will be long-term if the shares have been held for more than one year from the date of exercise and otherwise will be short term. The exercise of an incentive stock option may trigger liability for the alternative minimum tax.

Nonqualified Stock Options. An optionee generally does not recognize taxable income as the result of the grant of such an option. An optionee will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the option is exercised less the exercise price. Upon sale of the stock, the optionee will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term or short-term depending on the holding period of the shares.

Iomega will be entitled to a compensation expense deduction equal to the amount of compensation income recognized by an optionee, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

Restricted Stock. A participant who receives restricted stock will, in most cases, be subject to tax at the ordinary income rates on the market value of the restricted stock at the time the restrictions lapse.

In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins on the day after the restrictions lapse, and the tax basis for the shares will be equal to their market value on such date. In most instances, the Company will be entitled to a deduction equal to the amount treated as compensation to the participant, subject to any limitations imposed by Section 162(m).

Performance Awards and Other Stock-Based Awards. A participant who receives any performance award or other stock-based award will recognize income, and the Company generally will be entitled to a deduction, when the award is paid. The amount of cash and the market value of the shares of common stock received will be ordinary income to the participant, subject to any limitations imposed by Section 162(m).

New Plan Benefits

As of March 16, 2007, approximately 234 persons were eligible to receive Awards under the 2007 Plan, including the Company’s three executive officers and seven non-employee directors. The number of Awards to be granted under the 2007 Plan to executive officers and directors is not determinable at this time since the granting of Awards is discretionary. However, in accordance with the provisions of the Plan, all Awards to executive officers and directors will be made at the closing price of Iomega’s common stock on the date of grant. It is not possible to state the value of the benefits to be received on any Awards at this time. On March 16, 2007, the closing price of Iomega’s common stock on the NYSE was $3.62.

ITEM THREE—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of BDO Seidman, LLP (“BDO”), as Iomega’s independent registered public accounting firm to audit the books of Iomega and its subsidiaries for the 2007 fiscal year. Although stockholder approval of the selection of BDO is not required by law, Iomega’s Board believes it is advisable to give stockholders an opportunity to ratify the selection. If this proposal is not approved, the Audit Committee will reconsider its selection of BDO. Even if the proposal is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders. Representatives from BDO are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP as Iomega’s independent registered public accounting firm for the 2007 fiscal year.

Fees For Professional Services

The following table summarizes the fees of BDO for the audit of Iomega’s annual financial statements and fees billed for other services rendered during fiscal years 2005 and 2006:

Fee Category	2005	2006
Audit Fees (1)	$766,072	$805,575
Audit-Related Fees (2)	22,356	26,518
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total:	$788,428	$832,093

(1)	Audit fees consist of fees for the audit of our annual financial statements included in the Form 10-K, the review of the interim financial statements included in our quarterly reports on Form 10-Q, audit of the Company’s internal control over financial reporting and other professional services provided in connection with statutory and regulatory filings or engagements for Iomega and its subsidiaries.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services include employee benefit plan audits and environmental compliance audits conducted in Europe in 2005.

(3)	No fees for tax services were incurred in 2005 or 2006.

(4)	No fees for other services were incurred in 2005 or 2006.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by Iomega’s independent registered public accounting firm. This policy generally provides that Iomega will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to Iomega by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to an estimated budget.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to Iomega by its independent registered public accounting firm. Any approval of services by the Chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

The Audit Committee meets annually with its independent registered public accounting firm and reviews both audit and non-audit services performed as well as fees charged for such services. The Audit Committee also reviews the annual audit plan and the results of the annual audit. Non-audit services are reviewed by the Audit Committee, which considers, among other things, the anticipated effect, if any, the performance of such services would have on the accounting firm’s independence.

All audit and audited related services performed by BDO in fiscal year 2006 were pre-approved by the Audit Committee in accordance with the regulations of the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of four members of Iomega’s Board of Directors. All members of the Audit Committee are independent as determined by the Board of Directors in conformance with the rules of the New York Stock Exchange.

The Audit Committee meets with the internal and independent auditors both with and without management present and discusses the results of their audits, their evaluations of Iomega’s internal controls and the quality of Iomega’s financial reporting. The Audit Committee acts under a written charter and has reviewed and discussed Iomega’s audited financial statements for fiscal year 2006 with Iomega’s management and with BDO, Iomega’s independent registered public accounting firm.

The Audit Committee has discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended or supplemented. The Audit Committee has received the written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended or supplemented, and has discussed with BDO its independence from Iomega.

Based on the review and the discussions described, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Iomega’s Annual Report on Form 10-K for the year ended December 31, 2006.

Robert P. Berkowitz, Chairman

Reynolds C. Bish

Stephen N. David

Margaret L. Hardin

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

To reduce the expenses of delivering duplicate proxy materials and where consent has been given, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Investor Relations at (801) 332-3585 or by writing to Iomega Corporation, Attn: Investor Relations, 10955 Vista Sorrento Parkway, San Diego, CA 91230. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling (801) 332-3585 or writing to Investor Relations at the address provided above.

Solicitation Expenses

Iomega will bear all costs of the solicitation of proxies on behalf of the Board of Directors. In addition to solicitations by mail, Iomega’s Directors, officers and employees, without additional pay, may solicit proxies by telephone or personal meetings. Iomega will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, Iomega will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals for 2008 Annual Meeting

Any proposal that a stockholder wishes considered for inclusion in Iomega’s proxy material for the 2008 Annual Meeting of Stockholders must be received by Iomega’s Secretary at our principal offices not later than December 10, 2007.

Advance Notice Procedures

Iomega’s Bylaws require stockholders to give advance notice of any stockholder nominations of Directors and of any other matter stockholders wish to present for action at an Annual Meeting of stockholders (other than matters to be included in our Proxy Statement, which are discussed in the previous paragraph). The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting of stockholders. Assuming that Iomega’s 2008 Annual Meeting of Stockholders is held on or after May 3, 2008 and on or before August 1, 2008 (as we currently anticipate), the Bylaws would require notice to be provided to Iomega’s Secretary at Iomega’s principal offices no earlier than February 23, 2008 and no later than March 14, 2008. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by the Board of Directors of Iomega will have discretionary authority to vote on any such proposal that may come before the meeting.

Annual Report on Form 10-K

A copy of Iomega’s Annual Report on Form 10-K for the year ended December 31, 2006 is being mailed to all stockholders together with this Proxy Statement. Additional copies of the Annual Report on Form 10-K are available, without charge, upon written request to: Iomega Corporation, Attn: Investor Relations, 10955 Vista Sorrento Parkway, San Diego, CA 92130.

By order of the Board of Directors,

Ron S. Zollman, Secretary

ANNEX A

IOMEGA CORPORATION

2007 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of Iomega Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 5.5 million shares of common stock, .03-1/3 par value per share, of the Company (the “Common Stock”). For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised, or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (ii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which any Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year, or in the case of an initial Award made in connection with employment of a new employee, 1,000,000 shares. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options. The maximum number of shares with respect to which Awards other than Options may be granted (determined net of any Awards that have returned to the pool of shares available for grant in accordance with Section 4(a)) shall be 33% of the maximum number of shares available for Awards under the Plan as set forth in Section 4(a).

(3) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant (determined net of any Awards that have returned to the pool of shares available for grant in accordance with Section 4(a)) shall be 15% of the maximum number of shares available for Awards under the Plan as set forth in Section 4(a).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Iomega Corporation, any of Iomega Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

“Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

If the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

If the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

If the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such long period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of ten years, except as may be required under laws of other countries.

(e) No Reload Right. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original option.

(f) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the

Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6. Director Options.

(a) Terms of Director Options. Options granted under this Plan to members of the Board of Directors who are not employees of the Company shall (i) have an exercise price equal to the Fair Market Value (as defined herein) on the day of grant, (ii) vest as the Board may specify in the applicable option agreement, provided that no additional vesting shall take place after the Participant ceases to serve as a director, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

Notwithstanding the foregoing, if the director ceases to be a director by reason of (i) death, (ii) disability or (iii) the director’s resignation or decision not to stand for re-election at 55 or older following five years of consecutive service as a director, the period during which then vested, exercisable options may be exercised shall be two years rather than three months (but not after the tenth anniversary of the grant date). In addition, if a director’s service is terminated by reason of death or disability, all unvested options shall automatically vest and become immediately exercisable for a two year period following such death or disability (but not after the tenth anniversary of the grant date).

(b) Board Discretion. The Board retains the specific authority to set and from time to time increase or decrease the number of shares subject to options granted under this Section 6, subject to the provisions of Section 4(b)(3).

7. Restricted Stock.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(1) Limitations on Vesting. Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33-1/3% vested prior to the second anniversary of the date of grant, and no more than 66-2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant.

Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in certain circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8. Performance Awards.

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 8(a) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(b) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) achievement of balance sheet or income statement objectives or (m) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

9. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, and (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, (v) and the share and per share provisions and purchase price, if any, of each outstanding Other Stock Based Award, shall be appropriately equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable and restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definition. A “Change in Control Event” shall mean:

(A)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(D)	the liquidation or dissolution of the Company.

“Good Reason” shall mean any significant diminution in the Participant’s status, title, offices, authority, responsibilities, or reporting requirements from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

“Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.

(2) Effect on Options. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall continue to vest in accordance with the original vesting schedule set forth in such option; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or service as a director, as the case may be, with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of such Award shall continue to vest in accordance with the original vesting schedule; provided, however, that each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or service as a director, as the case may be, with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any Other Stock-Based Award.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 5(h) with respect to repricings, Section 7(b) with respect to the vesting of Restricted Stock Awards, or Section 8 with respect to Performance Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 7(b) with respect to the vesting of Restricted Stock Awards or Section 8 with respect to Performance Awards, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the New York Stock Exchange may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

ANNEX B

Iomega Corporation

AUDIT COMMITTEE CHARTER

A. Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

B. Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.

3.	Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the independent Lead Director. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•

any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4.	Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules.

6.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•

alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

•

any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•

analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Audited Financial Statements

7.	Review and Discussion. The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information. The Chairman of the Audit Committee, in his discretion, may hold meetings with the independent auditor to discuss plans for the review of interim financial statements.

11.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others.

12.	Quarterly Financial Statements. The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

13.	Oversight. The Audit Committee shall assist with the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and, in conjunction with the Board of Director’s Ethics and Compliance Committee, the code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

14.	Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function.

15.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

16.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

17.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	Evaluation of Financial Management. The Audit Committee, together with the Nominating and Corporate Governance Committee, will evaluate the Company’s financial management personnel.

19.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

PROXY	IOMEGA CORPORATION	PROXY

Proxy for the Annual Meeting of Stockholders to be held on May 23, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IOMEGA

The undersigned, revoking all prior proxies, hereby appoint(s) Jonathan S. Huberman and Ron S. Zollman, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of Iomega Corporation that the undersigned would be entitled to vote if personally present at Iomega’s 2007 Annual Meeting of Stockholders to be held at Iomega Corporation’s headquarters, 10955 Vista Sorrento Parkway, Suite 300, San Diego, California 92130 on Wednesday, May 23, 2007, at 8:30 a.m., local time, and at any adjournment thereof.

(Continued And To Be Signed On The Other Side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS

AND "FOR" PROPOSALS 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ X ]

1.	To elect eight directors from the nominees listed below: [ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)	¡ Robert P. Berkowitz ¡ Reynolds C. Bish ¡ Bruce B. Darling ¡ Stephen N. David ¡ Margaret L. Hardin ¡ Jonathan S. Huberman ¡ Daniel R. Maurer ¡ John E. Nolan

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here. ¤
		FOR	AGAINST	ABSTAIN

2.	To approve the 2007 Stock Incentive Plan	[ ]	[ ]	[ ]

3.	To ratify the selection of independent accountants for fiscal year 2007	[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

SIGNATURE:	DATE	SIGNATURE:	DATE

NOTE: Please sign exactly as name appears on this card. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, sign by authorized person.